UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 19, 2020
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

Background

As previously disclosed, on August 13, 2020, Evolent Health, Inc. (the “Company”) entered into privately negotiated exchange and/or subscription agreements with certain holders of its outstanding 2.00% Convertible Senior Notes due 2021 (the “2021 Notes”) and certain new investors to exchange $84.2 million aggregate principal amount of the 2021 Notes for $84.2 million aggregate principal amount of 3.50% Convertible Senior Notes due 2024 (the “New Notes”) and an aggregate cash payment of $2.5 million (the “Exchange Transactions”), and issue $32.8 million aggregate principal amount of New Notes for cash at par (the “Subscription Transactions”). The Company also entered into agreements with holders of 2021 Notes to repurchase an aggregate $14.0 principal amount of 2021 Notes (the “2021 Note Repurchase”). The closing of the Exchange Transactions and Subscription Transactions occurred on August 19, 2020. The 2021 Note Repurchase closed immediately following the closing of the Exchange Transactions and the Subscription Transactions.

Indenture

The New Notes were issued under an Indenture (the “Indenture”) dated as of August 19, 2020 between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to the terms of the Indenture, interest on the New Notes will be payable semiannually in arrears on December 1 and June 1 of each year, beginning on December 1, 2020, at a rate equal to 3.50% per annum. The New Notes will mature on December 1, 2024, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The New Notes will be convertible into cash, shares of the Company's Class A common stock, or a combination of cash and shares of the Company's Class A common stock, at the Company's election, based on an initial conversion rate of 54.8667 shares of Class A common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $18.23 per share of Class A common stock. The initial conversion price represents a premium of approximately 30% over the closing price of the Class A common stock on the New York Stock Exchange on August 13, 2020. In the aggregate, the New Notes will be initially convertible into 6,422,202 shares of the Company’s Class A common stock (excluding any shares issuable by the Company upon a conversion in connection with a make-whole fundamental change or a notice of redemption as described in the Indenture). The conversion rate may be adjusted under certain circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, at the Company’s election.

Holders of the New Notes may require the Company to repurchase all or part of their New Notes upon the occurrence of a fundamental change at a price equal to 100.00% of the principal amount of the New Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Company may not redeem the New Notes prior to March 1, 2023. The Company may redeem for cash all or any portion of the New Notes, at its option, on or after March 1, 2023, if the last reported sale price of the Company’s Class A common stock has been at least 130.00% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100.00% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the New Notes.

The foregoing description of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 3.50% Convertible Senior Note due 2024, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 hereto, respectively.

This report shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction.

First Amendment to Credit Agreement

On August 19, 2020, an amendment to the Company’s existing senior secured credit facility (the “Credit Facility Amendment”) among the Company, Evolent Health LLC, its subsidiaries signatory thereto or thereafter designated as guarantors, Ares Capital Corporation and the lenders from time to time party thereto, became effective. The Credit Facility Amendment effects changes that, among other things, permit the issuance of the New Notes and the Company’s use of cash to facilitate the exchange transaction described above, permit the 2021 Note Repurchase and certain other note repurchases, as well implement amendments to certain liquidity thresholds.

The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility Amendment, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under the heading “Indenture” in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of August 19, 2020, by and between Evolent Health, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 3.50% Convertible Senior Note due 2024 (included as Exhibit A to Exhibit 4.1).
10.1
First Amendment to Credit Agreement, dated as of August 13, 2020, by and among Evolent Health, Inc., Evolent Health LLC, its subsidiaries signatory thereto or thereafter designated as guarantors, the lenders from time to time party thereto and Ares Capital Corporation, administrative agent and collateral agent for the lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolent Health, Inc.

Dated: August 25, 2020	/s/ Jonathan Weinberg
Jonathan Weinberg
General Counsel and Secretary